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                            Acorn Investment Trust
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                            Acorn Investment Trust
                       Proposed Fee Adjustment Overview


 . For the first time in 27 years, Acorn Fund proposes a fee increase to its shareholders.

 . The purpose is to serve investors better and remain one of the premier small cap funds.

 . The adjustment in no way reflects a change in Acorn Fund's core investment philosophy.

 . Acorn Fund will continue to remain one of the lowest priced small cap funds in the industry and a solid long-term investment.

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                        For the first time in 27 years,
                      Acorn Fund proposes a fee increase
                              to its shareholders


We strongly believe Acorn Fund remains an extremely good value for its shareholders. Acorn Fund's actual and proposed fees and expenses for the 6 months ended 6/30/97 are as follows:


                                                         Current  Proposed

        Acorn Management Fee                               .44%     .69%

        Acorn Total Expense Ratio                          .57%     .87%

As you will see on the following pages, the proposed fee is highly competitive within our industry.

*The total expense ratio represents all fund expenses -- management fee, shareholder servicing costs, fund accounting, custody costs, transfer agent costs, legal and reporting fees. There are no additional or hidden costs. The "proposed" management fee and total expense ratio are pro forma calculations assuming the proposed fees had been in effect throughout the period.

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                         Acorn Fund's proposed total
                       expense ratio remains well below
                                 the average.

Acorn Fund's total expense ratio, with the fee increase, remains nearly 42% below that of the average small cap mutual fund.

Proposed Acorn Fund management fee........................      .69%
Average small cap mutual fund management fee..............        .79%

Proposed Acorn Total Expense Ratio........................        .87%
Average small cap mutual fund total expense ratio.........          1.50%

Moreover, of the 396 small company mutual funds tracked by Lipper, 90% of these funds had total expense ratios in their most recent fiscal years higher than the total expense ratio proposed for Acorn Fund.


The proposed Acorn Fund total expense ratio and management fee are pro forma calculations for the six months ended June 30, 1997 assuming the proposed fee arrangements had been in effect throughout that period. Information on the total expense ratios and management fees for all small cap funds was prepared by Lipper Analytical Services, Inc., and includes the most recent available fiscal year data for all 396 mutual funds (including Acorn Fund) included in the Lipper small company funds category as of August 20, 1997.

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

                      How does the proposed fee compare
                         with other mutual fund fees?


Acorn Fund's proposed fee is even well below the average general equity mutual fund fee.*

                         Retail   Taxable             General   Mid    Small
                         Money    Fixed      ACORN    Equity    Cap    Cap
                         Market   Income     Fund     Fund      Fund   Fund

  Management Fee          .36%      .49%      .69%      .73%    .76%   .79%

  Total Expense Ratio     .73%     1.08%      .87%     1.46%   1.46%   1.50%

Moreover, there are no hidden costs -- no 12b-1 fees, sales charges, front-end charges or back-end charges.


*The management fee and total expense ratios for Acorn Fund are proforma figures for the six months ended June 30, 1997, calculated as if the proposed fees had been in effect throughout that period. The industry averages are from Lipper Analytical Services, Inc. and include the most recent fiscal year data available as of August 16, 1997 for all funds tracked by Lipper in the following categories: retail money market funds; taxable fixed income funds; general equity funds, mid cap funds and small cap funds.

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

                     Purpose of Acorn Fund's Fee Increase

We want Acorn Fund to remain one of the premier small cap funds and to serve investors better. The proposed fee increase will give Wanger Asset Management
(WAM) the resources to continue to compete for top analytical talent. WAM will also have expanded resources to increase its client servicing staff and improve internal systems.


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                       Good analytical talent is the key
                            to any fund's success.

 . Attracting and retaining top talent is the key to Acorn Fund's continued success. WAM needs to competitively compensate its analysts.

 .  WAM analysts receive extensive training and on-going mentoring.

 .  WAM mantra: "Hire the best, retain the best to provide the best performance."

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                      WAM must maintain the right balance
                           of analysts to new ideas.


 . Finding good small company stocks is very labor intensive. There are more new companies to choose from than ever before. Currently, there are over 3,400 small cap companies in the U.S. alone.*

 . WAM adds value by researching and investing in "lesser known" names. WAM analysts don't want to buy yesterday's celebrity stocks, they want to invest in tomorrow's stars.

 . In addition to finding new companies, Acorn Fund has over 250 stocks in the portfolio to track and monitor.

 .  Currently, there are 396 small company mutual funds competing for new ideas.
   To be the first to uncover great stocks, we must stay ahead of the pack.**


*Source: Wilshire Associates, 8/31/97. Based on publicly traded securities with market capitalization between $100 million and $1 billion.

**Source: Lipper Analytical Services, Inc., 8/31/97.

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

                        Does the fee adjustment signal
                     a change in Acorn's core investment
                        philosophy or management team?


Absolutely not.

 . WAM instills in its analysts and portfolio managers the "Acorn Way" of money management that started 27 years ago with Irving Harris and Ralph Wanger.

 . Our investment approach has proven successful through multiple business cycles.

 .  WAM adds value by doing its own homework, rather than following the pack.
   Over the years, this philosophy has paid off as Acorn has continued to invest in great little companies ahead of the pack. Examples include:

                             -Harley Davidson
                             -Carnival Cruise Line
                             -Liberty Media

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

                     To serve investors better and remain
                      one of the premier small cap funds.

 . For the first time in the Fund's history, Acorn Fund proposes a fee increase to shareholders.

 . Even with the adjustment, Acorn's fees are still lower than the average small cap mutual fund and average general equity mutual fund.

 . The adjustment in no way signals a change in Acorn's proven investment approach. And, the fee increase will give WAM the resources to continue to compete for top analytical talent.

 .  Acorn Fund remains a good investment.

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